                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Intensiva HealthCare Corporation
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                               Not Applicable
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                  INTENSIVA
                                         HEALTHCARE

                        Intensiva HealthCare Corporation
                        7733 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105


                                 April 17, 1998


To the Stockholders of Intensiva HealthCare Corporation:

         You are cordially invited to attend the Intensiva HealthCare Corporation 1998 Annual Meeting of Stockholders, to be held on Friday, May 22, 1998. The meeting will begin promptly at 10:00 a.m. central daylight savings time at 7733 Forsyth Boulevard, Second Floor, St. Louis, Missouri.

         The matters to be acted on at the meeting are described in detail in the attached official Notice of the Annual Meeting of Stockholders and Proxy Statement. Company officers will present reports and stockholders will have an opportunity to ask questions of general interest. Also enclosed is a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997.

         THE VOTE OF EVERY STOCKHOLDER IS IMPORTANT. Your prompt cooperation in immediately signing and returning your Proxy will be greatly appreciated, and may save additional solicitation expenses. Please note that returning your completed Proxy will not prevent you from voting in person at the meeting if you wish to do so. You may use the enclosed self-addressed stamped envelope to return your Proxy.

                                 Sincerely,



                                 David W. Cross
                                 President and Chief Executive Officer

                        INTENSIVA HEALTHCARE CORPORATION
                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS


                                                                  April 17, 1998


To the Stockholders of Intensiva HealthCare Corporation

         Notice is hereby given that the 1998 Annual Meeting of Stockholders of Intensiva HealthCare Corporation, a Delaware corporation, will be held on Friday, May 22, 1998, at 10:00 a.m., at 7733 Forsyth Boulevard, Second Floor, St. Louis, Missouri.

         The Board of Directors has fixed the close of business on April 1, 1998 as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the 1998 Annual Meeting of Stockholders. The following items, described in the attached Proxy Statement, will be on the agenda:

         1. To elect two persons as Class II Directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2001;

         2. To amend the Intensiva HealthCare Corporation Stock Option Plan to increase the number of shares which can be issued under such plan from 785,400 shares to 1,285,400 shares.

         3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company; and

         4. To transact such other business as may properly come before the meeting.

         So far as management is aware, no business is expected to come before the Annual Meeting of Stockholders other than the matters described as items 1, 2, and 3 above.

                                           By order of the Board of Directors




                                           David W. Cross
                                           President and Chief Executive Officer

                        INTENSIVA HEALTHCARE CORPORATION
                       1998 ANNUAL MEETING OF STOCKHOLDERS

                                                                  April 17, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Intensiva HealthCare Corporation (the "COMPANY") for the Company's 1998 Annual Meeting of Stockholders, scheduled to be held on May 22, 1998, and any adjournments thereof (the "ANNUAL MEETING"). Only holders of record of common stock (the only class of stock of the Company issued and outstanding) at the close of business on April 1, 1998 (the "RECORD DATE"), are entitled to notice of and to vote at this meeting. As of the close of business on April 1, 1998, there were 9,969,045 shares of common stock issued and outstanding and entitled to vote.

         Stockholders are not entitled to vote cumulatively for the election of directors. Each stockholder is entitled to a number of votes for the election of Directors equal to the number of shares held by such stockholder multiplied by the number of Directors to be elected, but may cast no more votes for any one nominee than is equal to the number of shares held by the Stockholder. On all other matters, the stockholders are entitled to one vote per share. Proxies for shares marked "abstain" and broker non-votes will be considered represented at the meeting but not voted; shares held in "street name" by brokers and others for which Proxies are voted on some but not all matters will be considered represented at the meeting but voted only as to those matters actually marked on the Proxy.

         If you sign and return the enclosed Proxy, the shares represented thereby will be voted FOR the two nominees for director positions listed under the heading "Nominees for Class II Directors" and FOR the proposals to amend the Intensiva HealthCare Corporation Stock Option Plan to increase the number of shares available for issuance under such plan to 1,285,400 shares and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company, unless otherwise indicated on the Proxy.

         Although it is not anticipated that any nominee will not serve as a Director, or be unable to serve as a Director if elected, in either such event the Proxies will be voted for such other person or persons as may be designated by the Board of Directors. Returning your completed Proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a later dated Proxy, or, if you attend the Annual Meeting in person, by voting at the Annual Meeting. Merely attending the Annual Meeting will not constitute revocation of your Proxy. You may revoke your Proxy at any time before it is voted.

         Directors, officers, and other employees of the Company may solicit Proxies by personal interview, telephone, facsimile transmission, and telegram in addition to the use of the mails. The Company will request persons, such as brokers, nominees, and fiduciaries holding stock in their name for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the Proxy and the Company will reimburse them for reasonable out-of-pocket expenses in so doing. The total cost of soliciting Proxies will be borne by the Company.


Proxy Statement                                                           Page 1

         The Company's principal corporate offices are located at 7733 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105. This Proxy Statement and the enclosed form of Proxy were first mailed to stockholders on or about April 17, 1998.

                            I. ELECTION OF DIRECTORS

         The Board of Directors consists of seven persons. In accordance with the Company's Certificate of Incorporation and By-laws, Directors are divided into three classes, and the number of Directors in each class is to be as nearly equal as possible. Thus, each of Class II and Class III is composed of two persons and Class I is composed of three persons. The term of office for a Director position is three years (except that to put into effect the classification of the Board of Directors in 1996, Directors then designated as Class I Directors served an initial term of one year and Directors designated as Class II Directors are serving an initial term of two years). At each Annual Meeting of Stockholders one class of Directors is to be elected to a three-year term. Class II Directors will be elected at the 1998 Annual Meeting of Stockholders.

         The names of the nominees, as recommended by the Board of Directors, and the names of the Directors whose terms will continue after the Annual Meeting, are listed below. Shares represented by a properly executed Proxy in the accompanying form will be voted for the two nominees listed below unless otherwise directed. Should any nominee(s) become unavailable for any reason before the election, the Proxy will be voted for substitute nominee(s) to be selected by the Board of Directors of the Company, unless authority to vote for all of the nominees is withheld.

         Set forth under the heading "Security Ownership of Management" is a table setting forth the beneficial ownership of the Company's common stock of each Director, certain executive officers, persons known to the Company to beneficially own five percent or more of the Company's outstanding common stock, and all Directors and executive officers as a group. No family relationships exist between any of the nominees, the other Directors, or any of the executive officers of the Company.

         The Board of Directors has nominated the following persons to be elected as Class II Directors at the 1998 Annual Meeting of Stockholders:

                                 David W. Cross
                              Jeffrey J. Collinson

         The two nominees receiving the highest number of votes will be elected as Class II Directors. Cumulative voting will not apply for this election. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES AND PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.



Page 2                                                           Proxy Statement

                         INFORMATION ABOUT THE DIRECTORS

DIRECTORS NOMINATED FOR RE-ELECTION IN CLASS II:

DAVID W. CROSS:  51, President, Chief Executive Officer, and Director of  the
                  Company.

         Mr. Cross is a founder of the Company and has served as President and Chief Executive Officer and as a Director since the Company's inception in 1994. Prior to founding the Company, Mr. Cross was a founder, the President and Chief Executive Officer, and a Director of Advanced Rehabilitation Resources, Inc., serving in each of these capacities from 1990 to 1993. From 1987 to 1990, he was Senior Vice President of Business Development for RehabCare Group, Inc., a publicly traded rehabilitation care company, and in 1993 and 1994 served as Executive Vice President and Chief Development Officer of RehabCare Group, Inc. Mr. Cross currently serves on the Board of Directors of Odyssey HealthCare, Inc., a hospice health care company, and he is a Trustee and President of the Long Term Acute Care Hospital Association of America, a trade association. Mr. Cross holds a B.A.
         from the University of California at Fullerton.

JEFFREY J. COLLINSON:  56, Director of the Company.

         Mr. Collinson has served as a Director of the Company since December 1994. Since 1990, Mr. Collinson has served as President of Collinson Howe Venture Partners, Inc., (formerly named Schroder Venture Advisors, Inc.), a venture capital management firm, and from 1983 to 1990, was President of Schroder Venture Managers, Inc., a venture capital firm. Mr. Collinson is also a director of Incyte Pharmaceuticals, Inc., Neurogen Corporation, and Spare, Kaplan, Bischel & Associates.

CONTINUING DIRECTORS

         CLASS III DIRECTORS. The terms of the Class III Directors are scheduled to expire at the 1999 Annual Meeting of Stockholders. The Class III Directors are:

WILFRED E. JAEGER, M.D.:  42, Director of the Company.

         Dr. Jaeger has served as a Director of the Company since December 1994. Dr. Jaeger is a founding General Partner of the lead venture capital investor in the Company, Three Arch Partners, a venture capital firm that focuses exclusively on health care investments. Prior to joining Three Arch Partners in 1993, he was a partner at Schroder Venture Advisors, Inc. from 1992 to 1993. From 1991 to 1992, Dr. Jaeger was an Associate and then General Partner of The Phoenix Partners, a venture capital firm. Dr. Jaeger received his medical degree from the University of British Columbia in Vancouver, Canada. He practiced medicine for six years before earning an M.B.A. from Stanford University. Dr. Jaeger is also a director of Cell Therapeutics, Inc., Prolific Medical, Inc., Spinal Dynamics Corp., Transvascular, Inc., Uros Corporation, and Radiant Medical, Inc.





Proxy Statement                                                           Page 3

DAVID L. STEFFY:  54, Director of the Company.

         Mr. Steffy is a founder of the Company and has served as a Director since its inception in 1994. From 1985 to 1996, Mr. Steffy was Vice Chairman and a Director of Community Health Systems, a company he co-founded. From 1979 to 1985, he held management positions and was a co-founder of Republic Health Corporation as well as a senior manager of Hospital Affiliates International. Until 1979, Mr. Steffy served as Director, Hospital Administration of the Ohio State University. Mr. Steffy also serves as a director of Province Healthcare, Inc., Odyssey Healthcare, Inc., and Arcadian Healthcare Management, Inc.

         CLASS I DIRECTORS. The terms of the Class I Directors are scheduled to expire at the 2000 Annual Meeting of Stockholders. The Class I Directors are:

PHILLIP M. NUDELMAN, PH.D.:  62, Director of the Company.

         Dr. Nudelman has served as a Director of the Company since June 1996. Since 1991, Dr. Nudelman has served as Chairman and President of Kaiser/Group Health, a not-for-profit managed healthcare system with 10,000 employees that provides health care services to over 650,000 people. Dr. Nudelman joined Kaiser/Group Health in 1973, and has served in various senior level positions. Dr. Nudelman serves on the President's Advisory Commission on Consumer Protection and Quality in the Health Care Industry, serves on the boards of SpaceLabs Medical, Inc., Advanced Technology Laboratories, Inc., Cell Therapeutics, Inc., and Cytran, Inc., and served on the White House Task Force on Healthcare Reform. He holds degrees in microbiology and pharmacy from the University of Washington and an M.B.A. and a Ph.D. in Health Systems Management from Pacific Western University.

JAMES B. TANANBAUM, M.D.:  34, Director of the Company.

         Dr. Tananbaum has served as a Director of the Company since December 1994. Since 1993, Dr. Tananbaum has served as a venture partner with Sierra Ventures, a leading venture capital firm. From 1991 to 1993, Dr. Tananbaum held various executive positions with Merck, Inc. From 1997 to present, Dr. Tananbaum has served as President and Chief Executive Officer of Advanced Medicine, Inc. Dr. Tananbaum is also a co-founder and Director of GelTex Pharmaceuticals, Inc., a biopolymer pharmaceutical company. Dr. Tananbaum is the founding Chairman of Orange Coast Managed Care Services, a physician practice management company in Southern California (acquired by FPAM). Dr. Tananbaum also serves as a director of NovaMed Eyecare Management, Inc. and Orange Coast Managed Care Services, Inc. Dr. Tananbaum holds a medical degree from Harvard Medical School, an M.B.A. from Harvard Business School, and a B.S.E.E. and B.S. from Yale University.

MICHAEL R. HOGAN:  44, Director of the Company.

         Mr. Hogan was appointed as a Director of the Company on May 23, 1997. Since January 1996, Mr. Hogan has served as Controller of Monsanto Company. Prior to joining Monsanto, Mr. Hogan served as an Executive Vice President of General American Life Insurance Company from 1986 until 1996.


Page 4                                                           Proxy Statement

                                   COMMITTEES

         The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee has general responsibility for supervision of financial controls as well as accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the Company's independent certified public accountants, makes recommendations to the Board of Directors concerning the selection of the accountants, and reviews the planning, fees, and results of the accountants' audit. The Compensation Committee has the authority to (i) administer the Company's stock option plan, including the selection of optionees and the timing of option grants, and (ii) review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The current members of the Audit Committee are Jeffrey J. Collinson, David L. Steffy, and Dr. Wilfred
E. Jaeger. The current members of the Compensation Committee are David L. Steffy, Dr. Wilfred E. Jaeger, and Dr. James B. Tananbaum.

                          BOARD AND COMMITTEE MEETINGS

         All of the current Directors attended at least 75 percent of the aggregate of all Board of Directors meetings and committee meetings (of which such Directors were members) during the fiscal year ended December 31, 1997, that were held during the period he served on the Board and/or committee. Michael R. Hogan became a Director in May 1997 and attended all of the meetings held after his appointment. There were four Board of Directors meetings held during the fiscal year ended December 31, 1997.

                            COMPENSATION OF DIRECTORS

         All non-employee Directors are entitled to elect to receive cash compensation for their services or to be paid in stock options pursuant to the Intensiva HealthCare Corporation Directors Stock Option Plan ("DIRECTORS PLAN"). Directors who elect cash compensation are paid $2,500 for each board meeting attended. Directors who elect to be compensated under the Directors Plan are entitled to receive options to acquire 10,000 shares of the Company's common stock in lieu of cash compensation during each year that they serve as Directors. The exercise price of options granted under the Directors Plan is the fair market value of shares of the Company's common stock on the date such options were granted. Options granted under such plan are not exercisable until the end of the sixth month following their grant at which time options to purchase one-fourth of the shares of common stock subject to the option become exercisable. Thereafter, options to purchase an additional one-twenty-fourth of the shares of common stock subject to the option become exercisable each month until all such options are exercisable. Notwithstanding the foregoing, if at any time a director who holds options under the plan ceases to be a member of the Company's Board of Directors, any options granted to such person which have not become exercisable prior to the time such person ceases being a director shall immediately terminate and be null and void. Directors who elect to be compensated under the Directors Plan must participate in such plan for a period of at least two years.

                          COMPENSATION COMMITTEE REPORT

         The purpose of a compensation committee is to consider the levels and components of executive compensation relative to those generally available in its marketplace in the context of the overall long-term objectives of the Company and its stockholders. By maintaining appropriate

Proxy Statement                                                           Page 5
balance in these factors, the Compensation Committee believes that it will be most effective in attracting and retaining well-qualified executives who will be capable of contributing to the success of the Company.

         The paramount objective of the Company is building the long-term value of the stockholders' investment within the framework of operating the Company in a safe and sound manner. This is accomplished by achieving substantial improvements and consistency in earnings and strengthening the Company's presence in new markets. Consequently, the compensation of executives should be structured to attract individuals capable of contributing to the achievement of these objectives and to align the welfare of those individuals with that of the stockholders.

         The Compensation Committee periodically reviews the various components of the Company's executive compensation programs as outlined below:

         Base Salary. In determining the appropriate base salaries of its executive officers, the Compensation Committee evaluates the performance of the Company, considering general business and industry conditions, among other factors, and the contributions of specific executives toward that performance. The Compensation Committee also evaluates each officer's areas of responsibility and the Company's performance in those areas. Finally, the Compensation Committee considers the level of compensation paid comparable executives by other companies of comparable size in its industry and marketplaces.

         Bonus. The Compensation Committee may elect to award bonuses to selected executive officers based largely upon the same criteria as the evaluations of base salaries, emphasizing the need to maintain competitive compensation packages and the desire to recognize outstanding performance by the officers.

         Stock Option Program. The Compensation Committee recognizes that one way to align the interests of the Company's senior employees with those of its stockholders is the encouragement of ownership of the Company stock through stock options granted under its Employee Stock Option Plan. Under this plan, senior employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future.

                       STOCK OWNERSHIP AND TRADING REPORTS

         To the Company's knowledge, based solely upon the Forms 3 (Initial Statement of Beneficial Ownership of Securities), Forms 4 (Statement of Changes in Beneficial Ownership), and Forms 5 (Annual Statement of Changes in Beneficial Ownership) filed with the Company, no persons failed to file any such form in a timely manner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of shares of the Company's outstanding Common Stock as of April 1, 1998, by (i) each person known by the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock, (ii) each Director or executive officer of the Company, and (iii) all Directors and executive


Page 6                                                           Proxy Statement
officers of the Company as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.



                                                  SHARES BENEFICIALLY OWNED
                                                 ---------------------------
BENEFICIAL OWNER                                   NUMBER        PERCENT(1)
----------------                                   ------        ----------
Sierra Ventures(2)                               1,498,744         15.03%
300 Sand Hill Road
Building Four, Suite 210
Menlo Park, California  94025

James B. Tananbaum, M.D.(3)                      1,503,869         15.09%

Schroder(4)                                        780,994          7.83%
c/o Collinson Howe Venture Partners, Inc.
1055 Washington Boulevard
Stamford, Connecticut  06901

Jeffrey J. Collinson(5)                            789,119          7.92%

Weiss, Peck & Greer(6)                             715,831          7.18%
555 California Street
Suite 4760
San Francisco, California  94111

Funds Affiliated with Burr, Egan,                  751,156          7.53%
  DeLeage & Co.(7)
One Embarcadero Center
Suite 4050
San Francisco, California  94111

Three Arch(8)                                      942,781          9.46%
2800 Sand Hill Road
Suite 270
Menlo Park, California  94025

Wilfred E. Jaeger, M.D.(9)                         945,906          9.49%

Mayfield(10)                                     1,208,233         12.12%
2800 Sand Hill Road
Menlo Park, California  94025

David L. Steffy(11)                                360,412          3.62%

Michael R. Hogan(12)                                10,625           (17)



Proxy Statement                                                           Page 7

                                                   SHARES BENEFICIALLY OWNED
                                                  ---------------------------
BENEFICIAL OWNER                                  NUMBER            PERCENT(1)
----------------                                  ------            ----------
Phillip M. Nudelman(13)                             25,125               (17)

David W. Cross(14)                                 331,737              3.33%

John R. Lewis(15)                                  342,237              3.43%

John P. Keefe(16)                                   71,974               (17)

All Directors and Executive Officers             4,381,004             43.95%
(11 persons)

-------------

   (1) Pursuant to rules of the Securities and Exchange Commission certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be held and to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each beneficial owner's percentage ownership is based upon 9,969,045 shares of Common Stock issued and outstanding as of April 1, 1998.

   (2) Includes 1,441,044 shares held by Sierra Ventures IV, L.P. and 57,700 shares held by Sierra Ventures IV International, L.P. (collectively these entities are referred to as "Sierra Ventures"). James B. Tananbaum, M.D., a Director of the Company, shares voting and investment powers with respect to such shares. Dr. Tananbaum disclaims beneficial ownership of shares held by Sierra Ventures, except to the extent of his proportionate interest therein.

   (3) Includes 1,441,044 shares held by Sierra Ventures IV, L.P. and 57,700 shares held by Sierra Ventures IV International, L.P. James B. Tananbaum, M.D., a Director of the Company, shares voting and investment powers with respect to such shares. Dr. Tananbaum disclaims beneficial ownership of shares held by Sierra Ventures, except to the extent of his proportionate interest therein. Mr. Tananbaum holds options for 10,000 shares, of which 3,125 are exercisable within 60 days of April 1, 1998 and are included in the shares beneficially owned. Dr. Tananbaum also holds 2,000 shares in an IRA of which he is the beneficiary.

   (4) Includes 312,400 shares held by Schroders Incorporated, 374,874 shares held by Schroder Ventures Limited Partnership and 93,720 shares held by Schroder Ventures U.S. Trust (collectively these entities are referred to as "Schroder"). Jeffrey J. Collinson, a Director of the Company, shares voting and investment power with respect to such shares. Mr. Collinson disclaims beneficial ownership of shares held by the Schroder entities, except to the extent of his proportionate interest therein.

   (5) Includes 312,400 shares held by Schroders Incorporated, 374,874 shares held by Schroder Ventures Limited Partnership and 93,720 shares held by Schroder Ventures U.S. Trust. Jeffrey J. Collinson, a Director of the Company, shares voting and investment power with respect to such shares. Mr. Collinson disclaims beneficial ownership of shares held by the Schroder entities, except to the extent of his proportionate interest therein. Mr. Collinson holds options for 10,000 shares, of which 3,125 are exercisable within 60 days of April 1, 1998 and are included in the shares beneficially owned. Mr. Collinson also holds 5,000 shares in an IRA of which he is the beneficiary.

   (6) Includes 301,666 shares held by Weiss, Peck & Greer Venture Associates III, L.P. and 414,165 shares held by WPG Enterprise Fund II, L.P.



Page 8                                                           Proxy Statement

   (7) Includes 743,343 shares held by ALTA V Limited Partnership and 7,813 shares held by Customs House Partners. The respective general partners of these funds exercise sole voting and investment powers with respect to shares held by these funds.

   (8) Includes 769,431 shares held by Three Arch Partners, L.P. and 173,350 shares held by Three Arch Associates, L.P. (collectively these entities are referred to as "Three Arch"). Wilfred E. Jaeger, M.D. shares voting and investment power with respect to such shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch, except to the extent of his proportionate interest therein. Messrs. Lewis and Steffy are limited partners of Three Arch Partners, L.P., but do not have voting or investment power with respect to such shares.

   (9) Includes 769,431 shares held by Three Arch Partners, L.P. and 173,350 shares held by Three Arch Associates, L.P. Wilfred E. Jaeger, M.D., a Director of the Company, shares voting and investment power with respect to such shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch, except to the extent of his proportionate interest therein. Dr. Jaeger holds options for 10,000 shares, of which 3,125 are exercisable within 60 days of April 1, 1998 and are included in the shares beneficially owned.

   (10) Includes 1,147,821 shares held by Mayfield VIII and 60,412 shares held by Mayfield Associates Fund II (collectively these entities are referred to as "Mayfield").

   (11) Mr. Steffy holds options for 10,000 shares, of which 3,125 are exercisable within 60 days of April 1, 1998 and are included in the shares beneficially owned.

   (12) Mr. Hogan holds options for 31,000 shares, of which 10,265 are exercisable within 60 days of April 1, 1998 and are included in the shares beneficially owned.

   (13) Dr. Nudelman holds options for 37,500 shares, of which 25,125 are exercisable within 60 days of April 1, 1998 and are included in the shares beneficially owned.

   (14) Amount includes 1,500 shares owned by Mr. Cross' spouse, 250 shares held by Mr. Cross as custodian for John David Cross, and 250 shares held by Mr. Cross as custodian for Kathleen Cross. Mr. Cross holds options for 33,000 shares, of which 15,950 are exercisable within 60 days of April 1, 1998 and are included in shares beneficially owned.

   (15) Mr. Lewis holds options for 33,000 shares, of which 15,950 are exercisable within 60 days of April 1, 1998, and are included in the shares beneficially owned.

   (16) Mr. Keefe holds options for 157,800 shares, of which 71,974 are exercisable within 60 days of April 1, 1998, and are included in the shares beneficially owned.

   (17)  Less than one percent.


                           SUMMARY COMPENSATION TABLE

         The following table sets forth for the years ended December 31, 1997, 1996, and 1995 the compensation paid by the Company to Mr. Cross, the Company's President and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "NAMED EXECUTIVE OFFICERS") who earned salary and bonuses in excess of $100,000 during 1997 for all services rendered in all capacities in which they served:


Proxy Statement                                                           Page 9

                                    Annual Compensation                                    Long Term Compensation

Name and Principal                                          Other Annual
Position                                                      Compensa    Restricted Stock     Options      LTIP      All Other
                        Year      Salary      Bonus            tion          Award(s)         (Shares)    Payouts  Compensation(1)
----------------------------------------------------------------------------------------------------------------------------------
David W. Cross          1997    $  213,297  $  95,000                --         --                  --       --           --
President and Chief     1996    $  178,142  $  91,740                --         --                  --       --           --
Executive Officer       1995    $  125,000  $  93,750             7,800         --              33,000       --           --
----------------------------------------------------------------------------------------------------------------------------------
John R. Lewis           1997    $  178,300  $  80,000                --         --                  --       --           --
Executive Vice          1996    $  142,775  $  73,260                --         --                  --       --           --
President and Chief     1995    $  100,000  $  75,000             7,800         --              33,000       --           --
Operating Officer
----------------------------------------------------------------------------------------------------------------------------------
John P. Keefe           1997    $  135,000  $  70,000                --         --              50,000       --           --
Chief Financial         1996    $  138,058  $  60,000                --         --                  --       --           --
Officer                 1995    $   70,000  $  50,765(1)             --         --             107,800       --           --
----------------------------------------------------------------------------------------------------------------------------------
Anthony J. Torrente     1997    $   99,985         --       $    96,065(2)      --                  --       --           --
Executive Vice          1996    $   93,171         --       $   232,000(2)      --                  --       --           --
President, Business     1995    $   90,000         --       $    46,250(2)      --             100,100       --           --
Development
----------------------------------------------------------------------------------------------------------------------------------
James D. Pomeroy        1997    $   90,000         --       $   200,500(2)      --                  --       --           --
Vice President,         1996    $   92,019         --       $   100,000(2)      --                  --       --           --
Business                1995    $   86,250         --       $        --         --              80,850       --           --
Development
----------------------------------------------------------------------------------------------------------------------------------

-------------

(1) Includes a relocation bonus payment of $36,765. In connection with Mr. Keefe's relocation to St. Louis, the Company loaned Mr. Keefe $154,000, without interest, for a bridge loan on his St. Louis home until his prior home was sold. The loan was secured by deeds of trust on both homes and was repaid in full upon sale of his prior home which occurred prior to December 31, 1995.
(2) The dollar amount represents commissions earned during the fiscal years indicated.

                            OPTION GRANTS DURING 1997

   The following tables set forth, with respect to the Company's Chief Executive Officer and the Named Executive Officers, certain information about option grants and exercises in the fiscal year ended December 31, 1997. The Company has not granted any stock appreciation rights.

            Option GRANTS in the Fiscal Year Ended December 31, 1997


                        Number of Securities    Percentage of Total           Exercise          Expiration
                         Underlying Options     Options Granted to             Price               Date
         Name                  Granted        Employees in Fiscal Year       (per share)
------------------------------------------------------------------------------------------------------------
David W. Cross                   --                     --                        --                  --
John R. Lewis                    --                     --                        --                  --
John P. Keefe                50,000                 56.18%                     $7.00              9/5/07
Anthony J. Torrente              --                     --                        --                  --
James D. Pomeroy                 --                     --                        --                  --
------------------------------------------------------------------------------------------------------------



Page 10                                                          Proxy Statement

      Aggregate Option EXERCISES in the Fiscal Year Ended December 31, 1997
                        and Fiscal Year End Option Values

                                                                                          Value of
                                                                  Number of             Unexercised
                                                                 Unexercised            In-the-Money
                                 Shares                          Options at              Options at
                                Acquired                       Fiscal Year End        Fiscal Year End
                                   on            Value          Exercisable/            Exercisable/
Name                            Exercise       Realized         Unexercisable            Unexercisable
-------------------------------------------------------------------------------------------------------
David W. Cross                      --            --            13,200/19,800      $  97,944/$146,916
John R. Lewis                       --            --            13,200/19,800      $  97,944/$146,916
John P. Keefe                       --            --           52,103/105,697      $ 386,604/$438,271
Anthony J. Torrente                 --            --            56,530/43,570      $ 419,453/$323,289
James D. Pomeroy                    --            --            51,205/29,645      $ 379,941/$219,966
-------------------------------------------------------------------------------------------------------


                     EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

         The Company has entered into employment agreements with each of Messrs. Cross, Lewis, and Keefe. All the agreements provide for discretionary bonuses. Pursuant to Messrs. Cross' and Lewis' employment agreements certain notes made by each of them and acquired by the Company from RehabCare Group, Inc. were forgiven on September 22, 1997. Messrs. Cross' and Lewis' agreements must be renewed annually and provide that if the Company terminates employment without cause (as defined in the agreements) severance benefits of one year's salary will be paid. All of the agreements provide that the employee will not compete with the Company for twelve months following termination of employment.


                    II. AMENDMENT TO THE INTENSIVA HEALTHCARE
                          CORPORATION STOCK OPTION PLAN

         The Company adopted the Intensiva HealthCare Stock Option Plan (the "PLAN") in 1995. The purposes of the Plan are to encourage key employees of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, to generate increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company to attract and retain individuals of exceptional talent. In March 1998, the Board of Directors agreed to amend the Plan to increase from 785,400 to 1,285,400 the aggregate number of shares of common stock of the Company reserved for issuance under the Plan, subject to stockholder approval. The Board of Directors believes this change is necessary to permit the Plan to achieve its purpose.


Proxy Statement                                                          Page 11

         Pursuant to the Board of Directors' recommendation, it is proposed that Paragraph 4.0 of the Plan be amended to read as follows:

                 4.0 SHARES SUBJECT TO THE PLAN. The shares of stock which may be subject to options under the Plan shall be shares of the Company's common stock, either authorized and unissued shares or shares issued and held in its treasury. The stock subject to the options shall be one million two hundred eighty-five thousand four hundred (1,285,400) shares of Common Stock $.001 par value, hereinafter sometimes referred to as "Common Stock."

         The increase in the number of authorized shares is subject to approval by the Company's stockholders who must approve such amendment by majority vote of those stockholders present at and voting at the Annual Meeting.

         As of April 1, 1998, there were 31,550 shares of common Stock available for future awards under the Plan. The purpose of proposed amendment to the Plan is to continue the Plan by increasing by 500,000 shares the aggregate number of shares of common stock that may be issued under the Plan. If the Proposal is adopted, the employees, directors, independent contractors and consultants of the Company could receive more benefits under the Plan than they could if the Proposal is not adopted. All other provisions, terms, and conditions of the Plan will remain the same.

         The affirmative vote of at least a majority of the shares of common stock of the Company entitled to vote and represented at the Annual Meeting is required to approve the Proposal to amend the Plan. If not approved, the amendment will not become effective and there will remain 31,550 shares eligible for issuance under the Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN AND PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.


                       III. RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has selected KPMG Peat Marwick LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998, subject to ratification by the stockholders. A representative of KPMG Peat Marwick is expected to be present at the meeting to answer questions and make a statement if he desires to do so.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL AND PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                                  VOTE REQUIRED

         The affirmative vote of a majority of the shares of Common Stock which are present or represented by proxy at the Annual Meeting and which vote on this proposal is required for approval. If the stockholders do not approve this proposal, the selection of independent auditors will be reconsidered by the Board of Directors.



Page 12                                                          Proxy Statement

                                IV. OTHER MATTERS

         Management does not intend to bring any other matters before the meeting and, at the date of this Proxy Statement, management is not informed of any other matters that others may bring before the meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote such shares for which they hold proxies in accordance with their judgment on such matters.


                                  MISCELLANEOUS

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must received by the Company no later than December 15, 1998, to be eligible for inclusion in the proxy materials for that meeting.


                                PERFORMANCE GRAPH

         The Company has prepared a table comparing the yearly percentage change in stockholder return on the Company's Common Stock to the cumulative return on the S&P 500 and the companies that share the Company's four digit SIC code (the "PEER GROUP"). The table assumes a $100 investment in the Company, the S&P 500, and the Peer Group on October 11, 1996, and that all dividends paid have been reinvested.

                                   [GRAPH]

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

----------------------------FISCAL YEAR ENDING--------------------------------
COMPANY                                          10/11/96   12/31/96  12/31/97

INTENSIVA HEALTHCARE CORP                         100.00     166.67    111.11
SIC CODE INDEX                                    100.00      98.97     80.97
S&P 500 INDEX                                     100.00     108.34    144.48



                    ASSUMES $100 INVESTED ON OCT 11, 1996
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1997

                          -------------------------


Proxy Statement                                                          Page 13

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       INTENSIVA HEALTHCARE CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS MAY 22, 1998


The undersigned hereby appoints John R. Lewis and David L. Steffy, and each of them, proxies, with full power of substitution and revocation to vote the shares of Common Stock of Intensiva HealthCare Corporation (the "Company"), which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders scheduled to occur on May 22, 1998, and at any adjournment(s) thereof (the "Meeting"), with all the powers the undersigned would possess if personally present, including authority to vote on the matters stated below in the manner directed, upon any other matter which may properly come before the Meeting in such manner as the proxies may in their discretion determine, and the authority to substitute and vote for another nominee as described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting or any adjournment thereof.



               (Continued and to be signed on the reverse side)


                             FOLD AND DETACH HERE

                                                                                                                 Please mark [X]
                                                                                                                 your votes as
                                                                                                                 indicated in
                                                                                                                 this example


ITEM 1. Election of two directors to serve in Class II for a term of three years.
        FOR David W. Cross             WITHHOLD             INSTRUCTION: (To withhold authority to vote for any individual nominee,
       and Jeffrey J. Collinson    authority to vote for    write such nominee's name in the space provided below:)
       as Class II Directors           both of Messrs.
     (except as marked to the      Cross and Collinson.
      contrary in the space                                ---------------------------------------------------------------------
      provided to the right.)
              [ ]                         [ ]

ITEM 2. Adoption of an amendment to the Intensiva Healthcare        ITEM 3. Ratification of the appointment of KMPG Peat Marwick LLP
Corporation Stock Option Plan to increase the number of             as independent auditors for Intensiva Healthcare Corporation
shares that can be issued under such plan from 785,400 shares       for the year ending December 31, 1998
to 1,285,400 shares.
           FOR      AGAINST    ABSTAIN                                    FOR     AGAINST      ABSTAIN
           [ ]       [ ]         [ ]                                      [ ]       [ ]          [ ]

                                                                                  THIS PROXIES ARE DIRECTED TO VOTE AS SPECIFIED
                                                                                  ABOVE AND IN THEIR DISCRETION ON ALL OTHER MATTERS
                                                                                  COMING BEFORE THE MEETING. EXCEPT AS SPECIFIED TO
                                                                                  THE CONTRARY ABOVE, THE SHARES REPRESENTED BY THIS
                                                                                  PROXY WILL VOTED FOR ALL NOMINEES LISTED IN ITEM 1
                                                                                  ABOVE AND FOR THE MATTERS REPRESENTED IN ITEMS 2
                                                                                  AND 3 ABOVE.

                                                                                  PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS
                                                                                  PROXY IN THE ENCLOSED ENVELOPE.

                                                                                  DATED                                     , 1998
                                                                                       -------------------------------------

                                                                                  ------------------------------------------------
                                                                                  SIGNATURE

                                                                                  ------------------------------------------------
                                                                                  SIGNATURE

Sign exactly as name appears above. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee, guardian, or other fiduciary give full titles such.  A corporation should sign by authorized officer and affix seal. If this proxy is executed by two or more persons or entities it shall pertain to all shares of common stock of the Company held in the individual name of each person or entity as well as all shares of common stock of the Company held in joint name by any two or more such persons or entities.

                                                     - FOLD AND DETACH HERE -






                          ANNUAL REPORT OF FORM 10-K


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, IS AVAILABLE UPON REQUEST BY WRITING TO THE COMPANY AT 7733 FORSYTH BOULEVARD, SUITE 800, ST. LOUIS, MISSOURI 63105, ATTENTION JOHN P. KEEFE. COPIES WITHOUT EXHIBITS WILL BE PROVIDED WITHOUT CHARGE; TO RECEIVE COPIES OF THE EXHIBITS A REASONABLE CHARGE WILL BE APPLIED.